Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for

Tender of Shares of Common Stock

of

Great Elm Capital Corp.

Pursuant to the Offer to Purchase, Dated April 5, 2017

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 5, 2017, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase (as defined below) this form (or a manually executed facsimile thereof) must be used to accept the Offer (as defined below) if (1) certificates representing your shares of common stock of Great Elm Capital Corp., a Maryland corporation (“GECC”), par value $0.01 per share (the “Shares”), are not immediately available or cannot be delivered to the Depositary prior to the Expiration Date, (2) you cannot comply with the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal on a timely basis before the Expiration Date, or (3) your other required documents cannot be delivered to the Depositary prior to the Expiration Date.

This form, signed and properly completed, may be transmitted by facsimile or delivered by overnight courier or express mail to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

By Overnight Courier or Express Mail:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

By Facsimile (Eligible Institutions Only):

(718) 234-5001

To Confirm Facsimile Transmission:

(877) 248-6417 or (718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses, or by facsimile transmission, prior to the Expiration Date. Deliveries to GECC, Janney Montgomery Scott LLC, the sole dealer manager for the Offer, the Information Agent, the book-entry transfer facility (as described in the Offer to Purchase) or any other person may not be forwarded to the Depositary and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Great Elm Capital Corp., a Maryland corporation (“GECC”), at the price per Share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase, dated April 5, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which together, as each may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

Number of Shares to be tendered:                                           Shares.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Purchase Price Tender,” the undersigned is tendering Shares at the price checked. This election could mean that none of the Shares being tendered hereby will be purchased if the price checked below is higher than the Purchase Price, as determined pursuant to the Offer to Purchase. A STOCKHOLDER WHO WISHES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH TENDER OF SHARES (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL). The same Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE

BEING TENDERED

☐	Price $11.50
☐	Price $11.61
☐	Price $11.72
☐	Price $11.83
☐	Price $11.94
☐	Price $12.05
☐	Price $12.17

OR

(2)	PURCHASE PRICE TENDER (SEE INSTRUCTION 6 TO THE LETTER OF TRANSMITTAL)

☐	By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER “Auction Price Tender: Price (in Dollars) Per Share at Which Shares Are Being Tendered,” the undersigned is tendering Shares and is willing to accept the Purchase Price, as the same shall be determined by GECC, in accordance with the terms of the Offer. This action will maximize the chance of having GECC purchase the Shares being tendered hereby pursuant to the Offer (subject to the provisions relating to “odd lots” priority, if any, proration and conditional tender). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PRICE OF $11.50 PER SHARE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $11.50 PER SHARE. (See Section 3 of the Offer to Purchase and Instruction 6 to the Letter of Transmittal.)

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES PURSUANT TO THE OFFER.

ODD LOTS

(See Section 1 of the Offer to Purchase and Section 6 of the Letter of Transmittal)

Under certain conditions, stockholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is subject to GECC’s discretion and, if available, will not be available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Section 7 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon GECC purchasing all or a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by GECC from you pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. Stockholders are urged to consult with their investment or tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve any intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, GECC may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares at or below the Purchase Price and checked the box below:

☐	The tendered Shares represent all Shares held by the undersigned.

SIGN HERE

Signature(s):

Certificate Nos. (if available):

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

Zip Code(s):

Daytime Area Code and Telephone Number:

Dated: , 2017

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at DTC (as defined in the Offer to Purchase), in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated: , 2017

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.